Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

FOR

OFFER TO EXCHANGE

$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 8 5/8% SENIOR NOTES DUE 2018, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,

FOR ANY AND ALL OF ITS OUTSTANDING 8 5/8% SENIOR NOTES DUE 2018

WEST CORPORATION

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT 12:00 A.M. MIDNIGHT, NEW YORK CITY TIME, ON [—], 2011 (INCLUSIVE OF [—], 2011)

(THE “EXPIRATION DATE”) UNLESS EXTENDED.

Registered holders of outstanding 8 5/8% Senior Notes due 2018 (the “Outstanding Notes”) who wish to tender their Outstanding Notes in exchange for a like principal amount of new 8 5/8% Senior Notes due 2018 (the “Exchange Notes”) and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York Mellon Trust Company, N.A. (the “Exchange Agent”) on or prior to the Expiration Date or comply with book-entry transfer procedures on a timely basis must use this Notice of Guaranteed Delivery or one substantially equivalent hereto to tender their Outstanding Notes, pursuant to the guaranteed delivery procedure set forth in the Prospectus. Pursuant to such procedure (i) such tender must be made by or through an Eligible Guarantor Institution (as defined in the Letter of Transmittal), (ii) prior to the Expiration Date, the Exchange Agent must have received from such Eligible Guarantor Institution a letter or facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) setting forth the name and address of the tendering holder, the names in which such Outstanding Notes are registered, and, if applicable, the certificate numbers of the Outstanding Notes to be tendered and the principal amount of the Outstanding Notes to be tendered, and (iii) all tendered Outstanding Notes (or a confirmation of any book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at a book-entry transfer facility) as well as this Letter of Transmittal and all other documents required by this Letter of Transmittal, must be received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such letter or facsimile transmission, all as provided in the Prospectus.

The Exchange Agent is:

The Bank of New York Mellon Trust Company, N.A.

By Mail, by Courier, or by Hand:	By Facsimile Transmission: (212) 298-1915

The Bank of New York Mellon Trust Company, N.A. Attn: Corporate Trust Reorganization Unit 480 Washington Boulevard - 27th Floor Jersey City, NJ 07310	For Information and to Confirm Facsimile Transmission: (212) 815-5098

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible guarantor institution, which is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signature(s).

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Outstanding Notes indicated below upon the terms and subject to the conditions contained in the Prospectus dated [—], 2011 of West Corporation (the “Prospectus”), receipt of which is hereby acknowledged.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Name of Tendering Holder	Name and address of registered holder as it appears on the Outstanding Notes (Please Print)	Certificate Number(s) of Outstanding Notes Tendered (or Account Number at Book-Entry Facility)	Principal Amount of Outstanding Notes Tendered

SIGN HERE

Name of Registered or Acting Holder:

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Date:

If Outstanding Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

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THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at its address set forth on the reverse hereof, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three business days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:

(Authorized Signature)
Address:	Title:

Name:

(Zip Code)	(Please type or print)

Area Code and Telephone No.:	Date:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY.
OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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